SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 15, 2005

Date of Report (Date of earliest event reported)
ASIA PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30013	98-0204780

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Chrysler Building 405 Lexington Avenue, 26th Floor New York, New York 10174

(Address of principal executive offices, including zip code)

(212) 907-6514

(Registrant’s telephone number, including area code)

800 Fifth Avenue, Suite 4100, Seattle, Washington 98104

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     As used in this report, “we”, “us”, “our”, or “Company” refer to Asia Payment Systems, Inc., a Nevada corporation.
     Effective on October 15, 2005, Matthew Mecke, our former president and chief executive officer, resigned his executive positions but will remain as a director of the Company and Vice Chairman of the Board. We appointed Robert Clarke as our chief executive officer and Benny Lee as president. Messrs. Clarke and Lee are also current directors of the Company, with Mr. Clarke serving as Chairman of the Board.
     Robert G. Clarke has been a member of our board of directors since its inception on October 2, 1998 and until December 17, 2004 he was also our chairman. Effective October 15, 2005, he was appointed chief executive officer and chairman. Mr. Clarke has been director and chairman of the board of directors of C-Chip Technologies Corporation from January 2003 to present. Since June 2000, Mr. Clarke has been chairman and chief executive officer of 7bridge Capital, a private venture capital group based in Hong Kong, focusing on the IT and electronic communications sectors, particularly in China. One of 7bridge’s investments is Surna Limited, a Hong Kong-based telecommunications company, of which Mr. Clarke serves as chairman of the board of directors. Mr. Clarke also served as the chairman of the board of directors of ePhone Telecom Inc. from April 1999 until July 21, 2000 when he resigned from the board. He rejoined the board on December 1, 2000 once again becoming chairman, which position he held until September 12, 2002. He resigned from the ePhone board on December 30, 2002. He also served as the chief executive officer of ePhone from June 3, 1999 to July 21, 2000 and again from December 1, 2000 to July 1, 2002. For three periods: June 3, 1999 to August 8, 1999; March 9, 2000 to April 1, 2000; and December 1, 2000 to April 1, 2001 he also served as president.
     Benny Shing Bun Lee has been a member of our board of directors since May 4, 2004 and executive director – China operations since May 2005. Effective October 15, 2005, he was appointed president. From 1996 until 2002, Mr. Lee served as president of InterPay International Group Ltd., a company he started, where he remained responsible for business development and franchise management for InterPay around the world. Since 2002, he is serving as its executive chairman. Since 1997, Mr. Lee has also served on the board of directors of iSynergy Card and Payment Services, which is a MasterCard member in Malaysia and the largest loyalty card issuer in that country. InterPay Group is a shareholder and management company of iSynergy.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA PAYMENT SYSTEMS, INC.
(Registrant)

Date:	November 8, 2005	By:	/s/ CHARLIE RODRIGUEZ
Charlie Rodriguez, Secretary and Director